POWER OF ATTORNEY


     Each person whose signature appears below hereby authorizes and appoints Samuel L. Eichenfield and Bruno A. Marszowski, and each of them severally, as his attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated below, FINOVA Capital Corporation's Annual Report on Form 10-K, and any amendments thereto, to be filed with the Securities and Exchange Commission, the New York Stock Exchange, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signatures                      Title                          Date


 /s/ Samuel L. Eichenfield         Principal Executive             March 4, 1999
-------------------------------    Officer Chairman, President
Samuel L. Eichenfield              and Chief Executive Officer


 /s/ Bruno A. Marszowski            Principal Financial and        March 4, 1999
-------------------------------     Accounting Officer
Bruno A. Marszowski                 Senior Vice President-
                                    Controller and Chief
                                    Financial Officer

Directors


 /s/ W. Carroll Bumpers                                            March 4, 1999
-------------------------------
W. Carroll Bumpers


 /s/Meilee Smythe                                                  March 4, 1999
-------------------------------
Meilee Smythe



 /s/ Gregory C. Smalis                                             March 4, 1999
-------------------------------
Gregory C. Smalis